UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 31, 2022

MultiPlan Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39228	84-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Fifth Avenue
New York, New York 10003
(212) 780-2000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, $0.0001 par value per share	MPLN	New York Stock Exchange
Warrants	MPLN.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2022 (the “Effective Date”), and in accordance with a succession plan previously discussed and approved by the Board of Directors (the “Board”) of MultiPlan Corporation (the “Company”), Mr. Mark Tabak, Chief Executive Officer of the Company and member and Chairman of the Board, delivered his resignation as Chief Executive Officer to the Company, effective immediately, to be succeeded by Mr. Dale White. The resignation of Mr. Tabak from his role as Chief Executive Officer was not the result of any disagreement with the Company, the Company’s management, or any other member of the Board and Mr. Tabak will continue to serve on the Board as Chairman. The Company disclosed the terms of Mr. Tabak’s compensation arrangements following his resignation in a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2021.
Effective as of the Effective Date, the Board, in light of the above transition and on the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), increased the size of the Board from eleven (11) to twelve (12) directors (the “Board Size Increase”).
On the Effective Date, the Board, on the recommendation of the Nominating Committee, appointed Mr. White as Chief Executive Officer to succeed Mr. Tabak and as a Class III Director of the Board to fill the vacancy created by the Board Size Increase, to serve as a director until the Company’s annual meeting of stockholders to be held in 2023 and until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement, disqualification or removal. Mr. White was previously the Company’s President and Chief Operating Officer and he will continue to serve as President in addition to his new appointment as Chief Executive Officer.
On January 31, 2022, in light of the above transition, the Compensation Committee of the Board (the “Compensation Committee”) approved Mr. White’s employment agreement (the “Employment Agreement”), which terminated Mr. White’s previous employment agreement dated as of May 5, 2016, to reflect the changes in his position and duties and other compensation and benefits. The Employment Agreement provides for an initial three-year term, beginning on January 31, 2022, with automatic renewal of the employment term for successive one-year periods thereafter.
Pursuant to the Employment Agreement, Mr. White is entitled to:
• an annual base salary of $750,000, subject to adjustment by the Compensation Committee from time to time; provided that no decrease may be made except a proportionate decrease made in connection with Company-wide salary reductions for senior executives, as determined by the Board;
• an annual bonus opportunity with a target amount equal to 125% of his annual base salary, with the annual bonus awards opportunity based on the achievement of performance goals established by the Compensation Committee; and
• beginning in 2022, an annual equity grant having a grant date fair value of not less than $6,000,000, in the same form and proportion of award type and with the same vesting conditions as applicable to other similarly situated executive officers receiving grants at the same time, as determined by the Compensation Committee; provided, that, upon a Qualifying Retirement (as defined in the Employment Agreement) the portion of Mr. White’s outstanding annual equity awards that would have vested on or prior to the first anniversary of the date of termination but for such Qualifying Retirement shall immediately vest.
In addition, on the Company’s first trading day following the Company’s February 2022 earnings release, the Company shall grant to Mr. White a number of stock options having a Black-Scholes value equal to $3,000,000, which shall consist of: (i) stock options with a value equal to $1,000,000 with an exercise price equal to $7.50, (ii) stock options with a value equal to $1,000,000 with an exercise price equal to $10.00 and (iii) stock options with a value equal to $1,000,000 with an exercise price equal to $12.50. The stock options shall vest over a four-year period from the Effective Date, in substantially equal annual installments, subject to his continued employment and the terms and conditions of the Company’s 2020 Omnibus Incentive Plan and the award agreement evidencing such grant.
In the event of a termination of employment by the Company without “cause” (as defined in the Employment Agreement), by Mr. White for “good reason” (as defined in the Employment Agreement), or as a result of non-extension of the term of the Employment Agreement by the Company, in each case, subject to his execution of a general release of claims in favor the Company and continued compliance with the restrictive covenants set forth in the Employment Agreement, Mr. White will receive: (i) a cash payment equal to 1.5 times the sum of his annual base salary and target bonus opportunity, payable in 18 equal monthly installments, (ii) a cash payment equal to the product of (A) the greater of (x) his annual bonus paid in the fiscal year prior to the year of termination and (y) his target bonus opportunity, multiplied by (B) a fraction, the numerator of which is the number of days elapsed from the commencement of such fiscal year through the date of termination and the denominator of which is 365 (or 366, as applicable), payable in a lump sum and no later than the 30th day following the date of termination, and (iii) payment of, or reimbursement for, COBRA premiums for a period ending on the earlier of 18 months following the termination date and the date he obtains other employment that offers group health benefits.
Pursuant to the terms of the Employment Agreement, Mr. White is subject to non-competition and non-solicitation covenants that apply during his employment and 18 months following termination of employment with the Company, as well as indefinite covenants of confidentiality and non-disparagement.
The description in this Current Report on Form 8-K of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On January 31, 2022, the Company issued a press release announcing the foregoing transition, including the appointment of Mr. White as Chief Executive Officer to succeed Mr. Tabak and Mr. Tabak’s continued service on the Board as Chairman. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.
On the Effective Date, upon the recommendation of the Nominating Committee, the Board approved revisions to the Company’s Investor Rights Agreement increasing the number of directors on the Board and creating the role of Non-Executive Chairman of the Board. A copy of the amendment to the Investor Rights Agreement is filed as Exhibit 10.2 hereto and incorporated herein by reference.
The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.
A copy of the press release discussing these matters is also filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
 (d) Exhibits
The following exhibits are included in this Form 8-K:

10.1	Employment Agreement dated January 31, 2022, by and between Multiplan Corporation and Dale White.
10.2	Amendment No. 1 to Investors Rights Agreement dated as of January 31, 2022, by and between MultiPlan Corporation and the other parties thereto.
10.3	Form of Stock Award Agreement under the 2020 Omnibus Incentive Plan.
99.1	Press Release, dated January 31, 2022, announcing the new Chief Executive Officer of the Company and Board Role Transitions.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement dated January 31, 2022, by and between Multiplan Corporation and Dale White.
10.2	Amendment No. 1 to Investors Rights Agreement dated as of January 31, 2022, by and between MultiPlan Corporation and the other parties thereto.
10.3	Form of Stock Award Agreement under the 2020 Omnibus Incentive Plan.
99.1	Press Release, dated January 31, 2022, announcing the new Chief Executive Officer of the Company and Board Role Transitions.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    January 31, 2022

                                MultiPlan Corporation

                                By:     /s/ James M. Head
                                Name:    James M. Head
                                Title:    Executive Vice President and Chief Financial
Officer